Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--AMT Monthly Payment Series--9

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-38158 of our opinion dated February 14, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 13, 1996